CONSENT OF INDEPENDENT AUDITORS
We consent to the use in this Post-Effective Amendment No. 26/Amendment No. 68 to Registration Statement File Nos. 333-73676/811-03713 on Form N-6 of our report dated April 9, 2020, relating to the statutory-basis financial statements of New England Life Insurance Company, appearing in the Statement of Additional Information, which is part of such Registration Statement. We also consent to the reference to us under the heading "Independent Auditors" in such Statement of Additional Information.
/s/ DELOITTE & TOUCHE LLP
Charlotte, North Carolina
April 23, 2020